SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                December 4, 1998
                                ----------------
                        (Date of earliest event reported)


                           EDF LONDON INVESTMENTS PLC
                           --------------------------
             (Exact name of Registrant as specified in its charter)


England and Wales                 333-33331                         N/A
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(State of                    (Commission File No.)              (IRS Employer
Incorporation)                                               Identification No.)

                                  Templar House
                               81-87 High Holborn
                             London WC1V 6NU England
          (Address of principal executive offices, including zip code)


                               011-44-171-242-9050
                               -------------------
              (Registrant's telephone number, including area code)


                         ENTERGY LONDON INVESTMENTS PLC
                                  Templar House
                               81-87 High Holborn
                             London WC1V 6NU England
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          (Former name or former address, if changed since last report)

ITEM 1.        CHANGE IN CONTROL OF REGISTRANT.

          On December 4, 1998, pursuant to the terms of a Share Purchase Agreement dated November 27, 1998 (the "Share Purchase Agreement") by and among Entergy Corporation, Entergy UK Holdings Limited (the "Seller"), EDF International S.A., ("EDF International") a subsidiary of Electricite de France ("EDF"), which is France's national electrical utility, and ELEX (UK) Limited (the "Purchaser") a wholly owned British subsidiary of EDF International, the Purchaser acquired 100 percent of the shares of LE Holdings No. 1 Limited for $3.185 billion and the Registrant which was an indirect subsidiary of the Seller became an indirect subsidiary of EDF.

          The funds required by the Purchaser to consummate the transaction were internal funds provided by affiliates of the Purchaser, mainly through funds granted by EDF, the parent of the Purchaser.

          Upon the consummation of the transactions consummated by the Share Purchase Agreement both directors of the Registrant Robert Cushman and Frederick Nugent resigned and Bruno Lescoeur and Jack Cizain were appointed to the Registrant's Board of Directors.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
               INFORMATION AND EXHIBITS

(a)  Not applicable
(b)  Not applicable
(c)  Not applicable

                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EDF LONDON INVESTMENTS PLC



Date: December 21, 1998                 By:       /s/ Bruno Lescoeur
                                                  ------------------------------
                                        Name:     Bruno Lescoeur
                                        Title:    Director